                                                                   EXHIBIT 10.21

                        STOCK OPTION EXCHANGE AGREEMENT
                        -------------------------------

     This Stock Option Exchange Agreement is entered into as of July 16, 1995 among Scott Paper Company, a Pennsylvania corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), and P. Newton White (the "Optionee").

     WHEREAS, pursuant to stock option agreements, the Company has granted to the Optionee options (the "Options") to purchase the number of common shares of the Company ("Company Common Shares") set forth on Schedule A hereto at the exercise price or prices set forth opposite such number of Company Common Shares, giving effect to the two for one stock split of the Company Common Shares declared on April 18, 1995;

     WHEREAS, pursuant to an Amendment to Stock Option Agreement dated as of February 24, 1995 (the "Stock Option Amendment"), Options which are not exercisable become immediately exercisable in the event of a change in control of the Company;

     WHEREAS, concurrently herewith, Kimberly-Clark, Rifle Merger Co. and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Rifle Merger Co. is merging (the "Merger") with and into the Company and the Company is becoming a wholly-owned subsidiary of Kimberly-Clark;

     WHEREAS, pursuant to the terms of the Stock Option Amendment, the Options designated on Schedule A as unexercisable (the "Unexercisable Options") are to become exercisable at the Effective Time (as such term is defined in the Merger Agreement);

     WHEREAS, in order for the Merger to be accounted for as a pooling of interests, the Company and the Optionee desire to rescind the Stock Option Amendment prior to the Effective Time so that the Unexercisable Options remain unexercisable at the Effective Time;

     WHEREAS, the Company, the Optionee and Kimberly-Clark desire to enter into this Agreement to provide that at the Effective Time the Unexercisable Options shall be cancelled and exchanged for shares of common stock of Kimberly-Clark ("Kimberly-Clark Common Stock") having a market value at the Effective Time equal to the value (the "Unexercisable Option Value") of the Unexercisable Options, as shall be determined by Hewitt Associates at the time and in the manner set forth on Schedule B hereto; and

     WHEREAS, in accordance with Section 5.8 of the Merger Agreement, the Options designated on Schedule A as exercisable at the Effective Time (the "Exercisable Options") will, at the Effective Time, become options to purchase shares of Kimberly-Clark Common Stock upon the terms and subject to the conditions set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company, Kimberly-Clark and the Optionee hereby agree as follows:

     1.  Rescission of Stock Option Amendment.  At the Effective Time, the Stock
         ------------------------------------
Option Amendment shall be rescinded and shall be of no further force or effect whatsoever.

     2.  Exchange of Unexercisable Options.  At the Effective Time, the
         ---------------------------------
Unexercisable Options which are outstanding immediately prior to the Effective Time shall be cancelled and exchanged for the number of shares of Kimberly-Clark Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the Unexercisable Option Value. Kimberly-Clark shall pay cash to the Optionee in lieu of issuing fractional shares of Kimberly-Clark Common Stock, unless in the reasonable judgment of Kimberly-Clark, based on the advice of its independent accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. For purposes of this Section 2, the market value of a share of Kimberly-Clark Common Stock at the Effective Time shall be equal to the closing price of the Kimberly-Clark Common Stock on the business day next preceding the Effective Time, as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions.
   -----------------------
Kimberly-Clark shall register under the Securities Act of 1933, as amended (the "Securities Act"), on the appropriate form all shares of Kimberly-Clark Common Stock issuable pursuant to this Section 2.

     3.  Exchange of Exercisable Options.  In accordance with Section 5.8 of the
         -------------------------------
Merger Agreement, at the Effective Time, each Exercisable Option which is outstanding immediately prior to the Effective Time shall become and represent a fully exercisable option to purchase the number of shares of Kimberly-Clark Common Stock (a "Substitute Option"), decreased to the nearest whole share, determined by multiplying (i) the number of Company Common Shares subject to such Exercisable Option immediately prior to the Effective Time by (ii) the Conversion Number (as such term is defined in the Merger Agreement), at an exercise price per share of Kimberly-Clark Common Stock (increased to the nearest whole cent) equal to the exercise price per Company Common Share immediately prior to the Effective Time divided by the Conversion Number. Kimberly-Clark shall pay cash to the Optionee in lieu of issuing fractional shares of Kimberly-Clark Common Stock upon the exercise of a Substitute Option unless in the reasonable judgment of Kimberly-Clark, based on the advice of its independent accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. After the Effective Time, except as provided by Section 5.8 of the Merger Agreement, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Exercisable Option immediately prior to the Effective Time. Kimberly-Clark shall register under the Securities Act on Form S-8 or another appropriate form all Substitute Options and all shares of Kimberly-Clark Common Stock issuable pursuant to all Substitute Options.

     4.  Termination of Agreement.  This Agreement shall terminate and shall be
         ------------------------
of no further force or effect if the Merger Agreement shall be terminated and the Merger shall not become effective pursuant to the terms thereof.

     5.  Successors; Binding Agreement.  This Agreement shall inure to the
         -----------------------------
benefit of and be enforceable by the Optionee and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by the Company and Kimberly-Clark and their respective successors and assigns.

     6.  Notices.  All notices and other communications required or permitted
         -------
under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (a) if to the Optionee, to the Optionee's address set forth in the records of the Company, or if to the Company or Kimberly-Clark, to
O. George Everbach, Senior Vice President and General Counsel, Kimberly-Clark Corporation, 351 Phelps Drive, Irving, Texas 75038, with a copy to Thomas A. Cole, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7.  Governing Law; Validity.  The interpretation, construction and
         -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the applicable principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     8.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     9.  Miscellaneous.  No provision of this Agreement may be modified or
         -------------
waived unless such modification or waiver is agreed to in writing and executed by the Optionee and by a duly authorized officer of the Company and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Optionee, the Company or Kimberly-Clark to insist upon strict compliance with any provision of this Agreement or to assert any right which the Optionee, the Company or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

     IN WITNESS WHEREOF, each of the Company and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of the day and year first above written.

                                        SCOTT PAPER COMPANY

                                        By:
                                            ------------------------------------


                                        KIMBERLY-CLARK CORPORATION

                                        By:
                                            ------------------------------------


                                        OPTIONEE:


                                        ----------------------------------------

                                  SCHEDULE A
                                  ----------

                              Schedule of Options
                              -------------------

Exercisable Options
---------------------

     Date of Grant        Number of Shares        Exercise Price
     -------------        ----------------        --------------
     2/16/88                     4,000                17.594
     2/21/89                     8,000                19.813
     2/20/90                    16,000                21.750
     2/19/91                    40,000                22.969
     2/18/92                    36,000                21.750
     2/16/93                    36,000                19.281
     2/15/94                    20,000                22.500
     9/16/94                   300,000                31.875

Unexercisable Options
---------------------

  Date of Grant     Date of Vesting     Number of Shares     Exercise Price
  -------------     ---------------     ----------------     --------------
     2/15/94            2/15/96              20,000              22.500

                                  SCHEDULE B
                                  ----------

                  Determination of Unexercisable Option Value
                  -------------------------------------------
                             by Hewitt Associates
                             --------------------

Valuation Methodology
---------------------

     Calculations will be based on the Black-Scholes option pricing model.
To the Black-Scholes formula outputs there shall be applied an Annual Turnover discount as indicated below for the probability that an option holder will not complete the vesting schedule as outlined, and thus not receive full ownership of the entire option grant.

Valuation Assumptions
---------------------

Grant Price                                 $_________
Stock Price on Valuation Date               $_________
Grant Date                                  __________
Valuation Date                              Close of business on day preceding
                                            the Effective Time
Annual Dividend                             $0.40
Interest Rate                                7.00%
Volatility                                  24.30%
Annual Turnover                              7.50%

Valuation Results
-----------------

                 Number of       Vesting      Current           Total Current
                 Options         Date         Option Value      Value
Unvested
Unvested
Unvested
Unvested

Total Unvested Value